UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2010

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	At its meeting on January 26, 2010, the Compensation and Human Resource Committee of the NCR Board of Directors granted a retention award to our Chief Executive Officer, William Nuti, consisting of time-based restricted stock units of NCR Common Stock with a dollar value equal to $3,800,000, effective as of February 8, 2010 (the “Grant Date”), under the NCR 2006 Stock Incentive Plan, as amended and restated. Fifty percent of the time-based restricted stock units will vest in two full years from the Grant Date and fifty percent of the time-based restricted stock units will vest in three full years from the Grant Date, provided that Mr. Nuti is continuously employed by NCR Corporation until and on each such date. The award will be subject to an award agreement that includes these terms, as well as the other terms and conditions included in the Company’s standard form of restricted stock unit agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: January 29, 2010	By:	/S/ NELSON F. GREENE
Nelson F. Greene
Secretary